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EXHIBIT 99.5

                        QUARTERLY RESULTS OF OPERATIONS

     The following is a summary of the quarterly results of operations for the years ended December 31, 2000 and 1999.

                                                                       2000
                                                --------------------------------------------------
                                                                THREE MONTHS ENDED
                                                --------------------------------------------------
                                                MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                                --------    -------    ------------    -----------
                                                                  (IN MILLIONS)
Revenues......................................  $ 470.9     $ 553.6      $ 717.7         $ 742.0
Operating (loss)..............................   (173.2)     (269.0)      (453.4)         (629.6)
Net (loss)....................................   (336.7)     (526.1)      (658.2)         (867.1)

                                                                      1999
                                              -----------------------------------------------------
                                                               THREE MONTHS ENDED
                                              -----------------------------------------------------
                                              MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31(1)
                                              --------    -------    ------------    --------------
Revenues....................................  $ 313.4     $ 350.1      $ 400.3          $ 473.3
Operating (loss)............................   (121.2)     (166.3)      (141.1)          (182.4)
(Loss) income before extraordinary item.....   (230.4)     (346.5)      (287.4)           150.8
Net (loss) income...........................   (230.4)     (346.5)      (287.4)           147.8

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(1) In November 1999, the Company sold its investment in Cable London for cash of approximately $692.5 million and recognized a gain of $493.1 million.

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